U.S. GEOTHERMAL INC.

INFORMATION CIRCULAR
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 20, 2007

This information is given as of August 22, 2007 unless otherwise noted.

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of U.S. GEOTHERMAL INC. (the “Corporation”) for use at the Annual General Meeting (the “Meeting”) of the shareholders of the Corporation, to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

These shareholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

PERSONS OR COMPANIES MAKING THE SOLICITATION

The enclosed Instrument of Proxy is solicited by Management. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Corporation. The Corporation may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the Instrument of Proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Corporation. None of the directors of the Corporation have advised that they intend to oppose any action intended to be taken by Management as set forth in this Information Circular.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Instrument of Proxy are directors or officers of the Corporation. A shareholder has the right to appoint a person to attend and act for him on his behalf at the Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, a shareholder shall strike out the names of the persons named in the Instrument of Proxy and insert the name of his nominee in the blank space provided, or complete another Instrument of Proxy. The completed Instrument of Proxy should be deposited with the Corporation’s Registrar and Transfer Agent, Pacific Corporate Trust Company, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, at least 48 hours before the time of the Meeting or any adjournment thereof, excluding Saturdays, Sundays and holidays.

The Instrument of Proxy must be dated and be signed by the shareholder or by his attorney in writing, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

In addition to revocation in any other manner permitted by law, a shareholder may revoke an Instrument of Proxy either by (a) signing an Instrument of Proxy bearing a later date and depositing it at the place and within the time aforesaid, or (b) signing and dating a written notice of revocation (in the same manner as the Instrument of Proxy is required to be executed as set out in the notes to the Instrument of Proxy) and either depositing it at the place and within the time aforesaid or with the Chairman of the Meeting on the day of the Meeting or on the day of any adjournment thereof, or (c) registering with the scrutineer at the Meeting as a shareholder present in person, whereupon such Instrument of Proxy shall be deemed to have been revoked.

NON-REGISTERED HOLDERS OF CORPORATION’S SHARES

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Shareholders who do not hold their common shares in their own name (“Beneficial Shareholders”) are advised that only proxies from shareholders of record can be recognized and voted at the Meeting. Beneficial Shareholders who complete and return an Instrument of Proxy must indicate thereon the person (usually a brokerage house) who holds their common shares as registered shareholder. Every intermediary (broker) has its own mailing procedure, and provides its own return instructions, which should be carefully followed. The form of proxy supplied to Beneficial Shareholders is identical to that provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder.

If common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those common shares will not be registered in such shareholder's name on the records of the Corporation. Such common shares will more likely be registered under the name of the shareholder's broker or agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration for the Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms). Common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting shares for their clients. The directors and officers of the Corporation do not know for whose benefit the common shares registered in the name of CDS & Co. are held.

In accordance with National Instrument 54–101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice of Meeting, this Information Circular and the Instrument of Proxy to the clearing agencies and intermediaries for onward distribution to non-registered shareholders. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings unless the Beneficial Shareholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting. Often the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the proxy provided by the Corporation to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder. Should a Beneficial Shareholder receive such a form and wish to vote at the Meeting, the Beneficial Shareholder should strike out the management proxyholders name in the form and insert the non-registered shareholder's name in the blank provided. The majority of brokers now delegate the responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”). ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote common shares directly at the Meeting - the proxy must be returned to ADP well in advance of the Meeting in order to have the common shares voted.

All references to shareholders in this information circular and the accompanying proxy and notice of meeting are to registered shareholders unless specifically stated otherwise. All references to dollar amounts are stated in U.S. dollars unless specifically stated otherwise.

VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

On any poll, the persons named in the enclosed Instrument of Proxy will vote the shares in respect of which they are appointed and, where directions are given by the shareholder in respect of voting for or against any resolution, will do so in accordance with such direction.

In the absence of any direction in the Instrument of Proxy, it is intended that such shares will be voted in favour of the motions proposed to be made at the Meeting as stated under the headings in this Information Circular. The Instrument of Proxy enclosed, when properly signed, confers discretionary authority with respect to amendments or variations to any matters, which may properly be brought before the Meeting. At the time of printing of this Information Circular, management of the Corporation is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. However, if any other matters, which are not now known to the management, should properly come before the Meeting, the Instruments of Proxy hereby solicited will be exercised on such matters in accordance with the best judgment of the nominee.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Information Circular, none of the directors or executive officers of the Corporation, no proposed nominee for election as a director of the Corporation, none of the persons who have been directors or executive officers of the Corporation since the commencement of the Corporation’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

On August 20th, 2007, 53,364,695 common shares with par value of $0.001 were issued and outstanding, each share carrying the right to one vote. At a general meeting of the Corporation, on a show of hands, every shareholder present in person shall have one vote and, on a poll, every shareholder shall have one vote for each share of which he is the holder.

Only shareholders of record on the close of business on the 20th day of August, 2007, who either personally attend the Meeting or who complete and deliver an Instrument of Proxy in the manner and subject to the provisions set out under the heading “Appointment and Revocation of Proxies” will be entitled to have their shares voted at the Meeting or any adjournment thereof.

To the knowledge of the directors and executive officers of the Corporation, only the following shareholders own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Corporation:

Name of Shareholder	Number of Shares	Percentage of Issued & Outstanding Shares
SPCP Group LLC, 2	8,300,000	15.55%

The above information was provided by management of the Corporation and the Corporation’s registrar and transfer agent as of August 20th, 2007.

STATEMENT OF EXECUTIVE COMPENSATION

Executive Officers of the Corporation

The following table contains information about the compensation paid to, or earned by, the Named Executive Officers of the Corporation for the three most recently completed financial years. In this section “Named Executive Officer” means (a) the Corporation’s Chief Executive Officer (or an individual who acted in a similar capacity); (b) the Corporation’s Chief Operating Officer (or an individual who acted in a similar capacity); (c) the Corporation’s Chief Financial Officer (or an individual who acted in a similar capacity); (d) each of the three other most highly compensated executive officers serving as executive officers at the end of the most recently completed financial year whose total salary and bonus exceeds CDN$150,000; and (e) any additional individuals for which disclosure would have been provided except that the individual was not serving as an officer of the Corporation at the end of the most recently completed financial year. The Corporation has three Named Executive Officers, namely Daniel J. Kunz, the Chief Executive Officer (“CEO”) and President, Douglas J. Glaspey, the Chief Operating Officer (“COO”) and Kerry D. Hawkley, the Chief Financial Officer (“CFO”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended March 31	Annual Compensation			Long Term Compensation			All Other Compen- sation (US$)
		Salary (US$)	Bonus (US$)	Other Annual Com- pensa- tion (US$)	Awards		Payouts
					Securities Under Options/ SARs Granted[1] (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)
Daniel J. Kunz CEO and President	2007 2006 2005	132,000 50,000 60,500	30,000 nil nil	nil nil nil	530,000 nil nil	nil nil nil	nil nil nil	37,960 [2] nil nil
Douglas J. Glaspey COO	2007 2006 2005	108,000 90,000 66,000	22,500 nil nil	nil nil nil	380,000 nil nil	nil nil nil	nil nil nil	nil nil nil
Kerry D. Hawkley CFO	2007 2006 2005	96,000 42,000 33,000	25,000 nil nil	nil nil nil	135,000 nil 60,000	nil nil nil	nil nil nil	nil nil nil

1.	The sum of the number of securities under option granted during each fiscal year, on a non-cumulative basis.
2.	Mr. Kunz was reimbursed for excess hours worked and life insurance costs as per his employment contract with the Corporation dated January 1, 2004.

Long Term Incentive Plan (LTIP) Awards

The Corporation does not have any long-term incentive plans pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Corporation’s securities) was paid or distributed to any Named Executive Officers during the financial year ended March 31, 2007.

Option and Stock Appreciation Rights (SARs)

The Corporation currently has in place a stock option plan (the “Stock Option Plan”) for the purpose of attracting and motivating directors, officers, employees and consultants of the Corporation and advancing the interests of the Corporation by affording such persons with the opportunity to acquire an equity interest in the Corporation through rights granted under the Stock Option Plan to purchase shares of the Corporation. Under the 10% rolling Stock Option Plan approved by shareholders in September 2006, the Corporation can issue stock option grants totalling up to 5,336,470 shares of the Corporation’s common shares as of the record date of August 20, 2007. As of August 20, 2007, the Corporation has 3,242,845 options issued and outstanding.

During the Corporation’s most recently completed financial year ended March 31, 2007, the Corporation granted 1,045,000 stock options to its Named Executive Officers.

During the Corporation’s most recently completed financial year ended March 31, 2007 the Named Executive Officers did not exercise any stock options.

Aggregated Option/SAR Exercises during the Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized (US$)[1]	Unexercised Options/SARs at March 31, 2007 (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money[2] Options/SARs at March 31, 2007 (US$) Exercisable/ Unexercisable
Daniel J. Kunz	0	0	278,494 / 265,000	163,870/151,050
Douglas J. Glaspey	0	0	212,134/190,000	129,320/108,300
Kerry D. Hawkley	0	0	167,500/67,500	118,940/38,470

(1) “Aggregate Value Realized” is equal to the number of securities acquired on exercise multiplied by the difference between the market value of the securities underlying the options at the date of exercise and the exercise price of the options.

(2) “In-the-Money Options” means the excess of the market value of the Corporation’s shares on March 31, 2007 over the exercise price of the options. The closing price of the Corporation’s shares on the TSX Venture Exchange on March 31, 2007 was CDN$1.60.

Option and SAR Repricings

The Corporation and its Board of Directors (the “Board”) have previously provided additional incentive to our United States officers, directors, employees and consultants by offering stock options at a discount off market price as allowed by the TSX Venture Exchange. The United States legislature and the Internal Revenue Service (“IRS”) have issued regulations to dissuade companies from granting these discounted stock options. Through the American Jobs Creation Act of 2004 and the Internal Revenue Code Section 409A, discounted stock options have now been classified as deferred compensation in which the “discount” is taxable at the date of vesting, instead of upon the date of exercise. They have also dictated that a 20% penalty on all discounts is to be paid at the date of vesting. These new rules have been retroactively applied to all options vesting after January 1, 2005.

Since the Corporation’s stock options vest 25% on date of grant and 25% every six months thereafter, option holders would be subject to amending tax returns for prior years and paying tax and penalty on the value of the discount. These amendments and payments would be required whether or not the option holder exercises the options. The IRS is allowing option holders until December 31, 2007 to rectify the situation by allowing them to reprice the existing options to the market price on the date of option grant. As of March 31, 2007, the majority of our United States option holders have repriced their options to the market price on the date of grant. An adjustment to the fair market value of the repriced options was included in the stock compensation accrual for the fiscal year ended March 31, 2007.

Defined Benefit or Actuarial Plan

The Corporation does not have a defined benefit or actuarial plan.

Termination of Employment, Change in Responsibilities and Employment Contracts

Except as otherwise disclosed herein, there are no compensatory plans, contracts or arrangements in place with the Named Executive Officers resulting from the resignation, retirement or any other termination of employment of the Named Executive Officers with the Corporation. Should a change of control of the Corporation occur, Daniel J. Kunz, the CEO, at his option may elect to receive compensation of $250,000 no later than five working days after the effective date that the change of control has occurred. This compensation is payable to Mr. Kunz regardless of whether he continues to be employed by the Corporation.

Composition of the Compensation Committee

The members of the Corporation’s Compensation and Benefits Committee are Mr. Kunz, Mr. Larkin and Mr. Walker. Mr. Kunz was the CEO and President of the Corporation for the most recently completed financial year.

Report on Executive Compensation

The Compensation and Benefits Committee is appointed annually by the Board to discharge the Board's responsibilities relating to compensation and benefits of the executive officers of the Corporation. The goals of the committee are to attract, retain and motivate our executive officers by providing appropriate levels of compensation and benefits while taking into consideration, among such other factors as it may deem relevant, the Corporation's performance, shareholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to the executive officers in past years. The main categories of compensation available to the committee are base salary, discretionary annual performance bonuses, stock option grants, stock awards, and insurance reimbursements.

The Corporation competes with a variety of companies for our executive-level employees. The Compensation and Benefits Committee uses base salary to compensate the executive officers for services rendered as well as for motivation and retention purposes. Base salaries are intended to be competitive for companies of similar size and purpose, also taking into consideration individual factors such as experience, tenure, institutional knowledge and qualifications. Base salaries are reviewed annually to determine whether they are consistent with our overall compensation objectives. In considering increases in base salary, the Compensation and Benefits Committee reviews individual and corporate performance, market and industry conditions, and the Corporation’s overall financial health.

The Compensation and Benefits Committee may grant annual performance bonuses as a reward for achievement of individual and corporate short-term goals. Any grant of an annual performance bonus is discretionary and the amount is determined after recommendation from the CEO. Bonus amounts should be dependent upon our financial and operational performance as well as the performance of the individual executive officer.

Generally, the Compensation and Benefits Committee grants stock options to all employees, including executive officers, annually after completion of our annual financial reports. Stock options are granted with an exercise price equal to the market value of our common stock on the date of the grant, and with a term of five years. The timing of the stock option grant is not coordinated with the release of material non-public information and is typically in the first or second fiscal quarter. The options vest 25% on the date of grant, and another 25% each six months thereafter. In fiscal 2006, stock option grants to executive officers represented approximately 45% of the total stock option grants to all employees.

Our executive officers do not receive any material incremental benefits that are not otherwise available to all of our employees. Our health and dental insurance plans are the same for all employees.

The independent members of the Compensation Committee review at least annually the overall compensation package provided to Daniel J. Kunz, the Corporation’s CEO. Mr. Kunz’s compensation, like the other executive officers, consists of salary, discretionary bonus and stock options. Effective April 1, 2006, Mr. Kunz signed an employment agreement that increases the amount of time devoted to the business of the Corporation to 140 hours per month at an increased salary of $132,000 annually. Mr. Kunz’s salary increase was primarily due to the change in employment status to full-time. During the fiscal year ended March 31, 2007, Mr. Kunz was also awarded a performance bonus of $30,000 and incentive stock options to purchase 530,000 common shares.

The Compensation and Benefit Committee, excluding Mr. Kunz, designates the salary, stock option grants, and annual performance bonuses provided as compensation to the CEO. The amounts are determined after review of recommendations from management, and are based upon the financial and operational performance of the Corporation, market and industry conditions, as well as the individual performance of the CEO.

Submitted on behalf of the Compensation and Benefits Committee

John H. Walker
Paul A. Larkin
Daniel J. Kunz

Compensation of Directors

As at March 31, 2007, an amount of $9,510 (fiscal 2006 - $10,083) is payable to directors and officers of the Corporation for reimbursement of business expenses incurred.

During the year, the Corporation used the services of directors and companies owned by directors in order to supervise all geothermal and administrative activities. These transactions occurred in the normal course of operations.

	Fiscal 2007	Fiscal 2006

Administrative services	$20,563	19,584
Management fees	23,250	21,500
Consulting fees	24,000	24,960
Legal fees	0	871
Rent	0	13,863

	$67,813	80,778

The Corporation has in place management service agreements with key management and a management services agreement with New Dawn Holdings Ltd. (“New Dawn”), a company controlled by Paul A. Larkin, a director of the Corporation, whereby the Corporation has agreed to pay the sum of CDN$1,920 per month to New Dawn for providing administrative management services to the Corporation. During the financial year ended March 31, 2007, a total of $20,563 was paid to New Dawn for these services.

The Corporation compensates its independent directors for their services by a quarterly payment of $3,750. The directors are further compensated $500 for attending board meetings in person and $250 for attending board meetings via teleconference. The Corporation also grants incentive stock options from time to time in accordance with the terms of the Stock Option Plan and the policies of the TSX Venture Exchange. The Corporation granted an aggregate of 395,000 stock options to its directors during the most recently completed financial year ended March 31, 2007.

Consulting fees of $24,000 were paid to Paul A. Larkin for services performed on behalf of the Corporation during the most recently completed financial year.

Securities Authorized for Issuance under Equity Compensation Plans

The Corporation has the Stock Option Plan under which equity securities are authorized for issuance. The following table sets out equity compensation plan information as at August 20, 2007:

	Number of securities to be issued upon exercise of outstanding option, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	2,936,128	0.96 CDN	2,400,342
Equity compensation plans not approved by shareholders	nil	nil	nil
Total	2,936,128	0.96 CDN	2,400,342

The data as of our most recent fiscal year end, at March 31, 2007, was as follows:

	Number of securities to be issued upon exercise of outstanding option, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	2,936,128	0.96 CDN	1,444,923
Equity compensation plans not approved by shareholders	nil	nil	nil
Total	2,936,128	0.96 CDN	1,444,923

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors or executive officers of the Corporation or any associates or affiliates of the Corporation are or have been indebted to the Corporation at any time since the beginning of the last completed financial year of the Corporation.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of management of the Corporation, no director, executive officer, or other informed person of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s last completed financial year or in any proposed transaction which, in either case, has or will materially affect the Corporation.

MANAGEMENT CONTRACTS

During the Corporation’s most recently completed financial year ended March 31, 2007, there were no management functions of the Corporation which were, to any substantial degree, performed by a person other than a director or executive officer of the Corporation.

AUDIT COMMITTEE

Pursuant to the provisions of Multilateral Instrument 52-110 Audit Committees (“MI 52-110”), which came into force on March 30, 2004, the Corporation is required to have an Audit Committee, which, at the present time, is comprised of Messrs. Paul A. Larkin (independent director/financially literate), John H. Walker (independent director/financially literate) and Douglas J. Glaspey (financially literate). The Corporation intends that the Audit Committee be fully independent following the election of directors at the Meeting.

The following is a summary of the audit committee’s mandate and charter. In providing the following disclosure, the Corporation is relying on the exemption provided under MI 52-110 “Audit Committees” which allows for the short form disclosure of the audit committee procedures of venture issuers.

Audit Committee’s Charter

Mandate

The primary function of the audit committee (the “Committee”) is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to regulatory authorities and shareholders, the Corporation’s systems of internal controls regarding finance and accounting and the Corporation’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Corporation’s financial reporting and internal control system and review the Corporation’s financial statements;

  review and appraise the performance of the Corporation’s external auditors; and

  provide open avenues of communication among the Corporation’s auditors, financial and senior management and the Board.

Composition

The Committee shall be comprised of three directors as determined by the Board, the majority of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Audit Committee’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Corporation’s financial statements. The members of the Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

(a)	Review and update the Audit Committee’s Charter annually.

(b)

Review the Corporation’s financial statements, management’s discussion and analysis (“MD&A”) and any annual and interim earnings, press releases before the Corporation publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

External Auditors

(a)	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Corporation.

(b)

Obtain annually, a formal written statement of the external auditors setting forth all relationships between the external auditors and the Corporation, consistent with the Independence Standards Board Standard 1.

(c)	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

(d)	Take, or recommend that the full Board, take appropriate action to oversee the independence of the external auditors.

(e)	Recommend to the Board the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval.

(f)

At each meeting, consult with the external auditors, without the presence of management, about the quality of the Corporation’s accounting principles, internal controls and the completeness and accuracy of the Corporation's financial statements.

(g)	Review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Corporation.

(h)	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

(i)

Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Corporation’s external auditors. The pre- approval requirement is waived with respect to the provision of non-audit services if:

•

the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to its external auditors during the fiscal year in which the non-audit services are provided;

• such services were not recognized by the Corporation at the time of the engagement to be non- audit services; and

•

such services are promptly brought to the attention of the Committee by the Corporation and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. Provided the pre-approval of the non-audit services is presented to the Committee’s first scheduled meeting following such approval, such authority may be delegated by the Committee to one or more independent members of the Committee.

Financial Reporting Processes

(a)	In consultation with the external auditors, review with management the integrity of the Corporation's financial reporting process, both internal and external.

(b)	Consider the external auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

(c)	Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the external auditors and management.

(d)	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

(e)

Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(f)	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements.

(g)	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

(h)	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.

(i)	Review certification process.

(j)	Establish a procedure for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Other

Review any related-party transactions.

Relevant Education and Experience

Paul A. Larkin brings in excess of 35 years of experience in corporate finance and capital markets to the Corporation. Since 1983, Mr. Larkin has been President of New Dawn Holdings Ltd., an independent consulting firm providing administration and financial advisory services to a number of private and public companies, including acting as Chief Financial Officer of Triumph Gold Corp. (TSX.V: TAU). Mr. Larkin is also the Chief Executive Officer and President of Invicta Oil & Gas Ltd. (TSX.V: IGG), Chief Executive Officer and President of Tyner Resources Ltd. (TSX.V: TIP) and a director and member of the audit committee of Condor Resources Inc. (TSX.V: CN). From 1972 to 1984, Mr. Larkin held various corporate finance positions in the Canadian banking system. Mr. Larkin has also served as an audit, compensation and executive committee member for a number of public companies.

Douglas J. Glaspey has been the President and Director of U.S. Cobalt Inc. Mr. Glaspey has 30 years of operating and management experience. He holds a Bachelor of Science in Mineral Processing Engineering and an Associate of Science in Engineering Science. His experience includes senior management with public companies, production management, planning and directing resource exploration programs, preparing feasibility studies and environmental permitting.

Since 1987, John H. Walker has served as Chief Executive Officer of Mihaly International Canada Limited. Mr. Walker holds a Master of Environmental Studies degree from York University in Toronto. For many years, he has directed programs in renewable energy and international business development, specifically in respect of thermal power generation, and has provided services to development and mining companies, corporations, banks, and insurance companies on a range of issues related to project management, construction, fuel supply, build own operate and transfer, project finance and risk management.

Pre-Approval Policies and Procedures

The Committee has adopted specific policies and procedures for the engagement of non-audit services as described above under the heading “Audit Committee- Audit Committee’s Charter – External Auditors”.

External Auditor Service Fees (By Category)

The aggregate fees billed by the Corporation’s external auditors in each of the last two fiscal years for audit fees are as follows:

Financial Year Ending	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2007 2006 2005	$35,333 $31,116 $38,300	$3,725 $nil $nil	$22,757 $nil $nil	$7,043 $nil $nil

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Corporation. The Board is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making.

Board of Directors

The Board is currently composed of five directors, Douglas J. Glaspey, Daniel J. Kunz, Paul A. Larkin, Leland R. Mink and John H. Walker. The majority of the Board, made up of Mr. Larkin, Mr. Mink and Mr. Walker, are independent as defined in National Instrument 58-101, Disclosure of Corporate Governance Practices and Multilateral Instrument 52-110, Audit Committees. Mr. Kunz and Mr. Glaspey are not independent based on their employment as executive officers of the Corporation.

The following directors of the Corporation are presently directors of other reporting issuers (or the equivalent) in Canada or another jurisdiction:

Director	Other Reporting Issuer
Daniel J. Kunz	Jinshan Gold Mines Inc. Kenai Resources Ltd. Chesapeake Gold Corp.

Paul A. Larkin	Invicta Oil & Gas Ltd. Tyner Resources Ltd. Kenai Resources Ltd. Condor Resources Inc.

The independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. In order to facilitate open and candid discussions, the independent directors hold informal meetings and retain the ability to discuss any matters put to the Board amongst themselves.

The Chair of the Board, Mr. Walker is an independent director and has the responsibility for maintaining the independence of the Board and ensuring that the Board carries out its responsibilities.

The Board had seven meetings in the Corporation’s most recently completed financial year. Mr. Kunz attended seven of seven meetings, Mr. Larkin attended seven of seven meetings, Mr. Glaspey attended seven of seven meetings, Mr. Walker attended six of seven meetings, Mr. Mink attended two of the two meetings which occurred while he was a director and Mr. Wellinghoff attended zero out of the two meetings which occurred while he was a director.

Board Mandate

The Corporation is currently in the course of developing a formal Board mandate. The Board is responsible for supervising the management of the business and affairs of the Corporation and to act with a view to the best interests of the Corporation. In doing so, the Board oversees the management of the Corporation’s affairs directly and through its committees. The Board, among other matters, is responsible for reviewing and approving the Corporation’s overall business strategies and its annual business plan, reviewing and approving the annual corporate budget and forecast, reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Corporation’s proposed actions accord with shareholder objectives; reviewing succession planning; assessing management’s performance against approved business plans and industry standards; reviewing and approving the reports and other disclosure issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Corporation’s capital resources.

Position Description

The Corporation is currently in the process of developing written position descriptions for the CEO, Chair of the Board,, and the Chair of each of the Executive Committee, Audit Committee and Compensation and Benefits Committee.

Orientation and Continuing Education

The Corporation does not have a formal orientation and continuing education program. However, the Corporation takes steps to ensure that prospective directors fully understand the role of the Board and its committees and the contribution individual directors are expected to make, including in particular the commitment of time and energy that the Corporation expects of its directors. New directors are briefed by management as to the status of the Corporation’s business.

Management and outside advisors provide information and education sessions to the Board and its committees on a continuing basis as necessary to keep the directors up-to-date with the Corporation, its business and the environment in which it operates as well as with developments in the responsibilities of directors. Presentations are made to the Board from time to time to educate and keep them informed of changes within the Corporation and of regulatory and industry requirements and standards.

Ethical Business Conduct

The directors of the Corporation encourage and promote a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. The Board approved a Code of Ethics and Corporate Disclosure, Confidentiality and Securities Trading Policy (collectively, the “Code”) at the September 2005 annual general meeting which applies to all directors, officers and employees of the Corporation. The Corporation’s Code has been filed on SEDAR andis available on the Corporation’s website (www.usgeothermal.com).

All directors, officers and employees are provided with the Code and are required to sign a written acknowledgement confirming that they have received, reviewed and understand it and agree to be bound by the terms of it.

The Corporation’s Executive Committee acts as the Nominating and Corporate Governance Committee which monitors compliance with the Code and also ensures that management encourages and promotes a culture of ethical business conduct.

The Corporation’s Executive Committee, acting as the Nominating and Corporate Governance Committee, also monitors the disclosure of conflicts of interest to the Board. If required, the Board will create an independent committee to consider any transactions and agreements in respect of which a director or executive officer has a material interest.

The Corporation has published an Employee Handbook (the “Handbook”) which outlines the goals, policies, benefits and expectations of the Corporation, as well as their responsibilities as an employee. All employees are provided with the Handbook and are required to sign a written acknowledgement confirming that they have received, reviewed and understand it and agree to be bound by the terms of it.

Nomination of Directors

The Corporation’s Executive Committee, which acts as the Nominating and Corporate Governance Committee has the responsibility of identifying individuals qualified to become Board and Board committee members and recommending that the Board select director nominees for appointment or election to the Board. In fulfilling its responsibilities to identify individuals qualified to become members of the Board, the committee considers the independence of each nominee, the experience and background of each nominee, ensuring a balance of skills for the Board and its committees to meet their respective mandates, the past performance of directors being considered for re-election, applicable regulatory requirements, and such other criteria as may be established by the Board or the committee from time to time. The Board will also accept nominations from shareholders at the annual general meeting.

The Nominating and Corporate Governance Committee is not composed entirely of independent directors. An objective nomination process is encouraged as a result of a majority of the committee being independent.

Compensation

The Corporation’s Compensation and Benefits Committee has the responsibility for recommending compensation for the Corporation’s directors and officers to the Board. CEO compensation is approved by the Compensation and Benefits Committee. See “Executive Compensation – Report on Executive Compensation”.

The Compensation and Benefits Committee uses base salary to compensate the executive officers for services tendered as well as for motivation and retention purposes. Base salaries are intended to be competitive for companies of similar size and purpose, also taking into consideration individual factors such as experience, tenure, institutional knowledge and qualifications. The Compensation and Benefits Committee periodically reviews and makes recommendations to the Board regarding the adequacy and form of the compensation for its independent directors to ensure that such compensation realistically reflects the responsibilities and risks involved in being an effective director, without compromising a director’s independence. Non-independent directors receive no additional remuneration for their services as directors.

The Compensation and Benefits Committee is not composed entirely of independent directors. An objective process to determine compensation is encouraged as a result of a majority of the committee being independent.

Other Board Committees

In addition to the Compensation and Benefits Committee and the Audit Committee previously identified, the Board of the Corporation has formed an Executive Committee to assist management with significant day-today decisions that would materially impact the overall direction of the Corporation. This committee is comprised of Daniel J. Kunz, Paul A. Larkin and John H. Walker.

Assessments

The Board of the Corporation monitors but does not formally assess the performance and effectiveness of the members of the Board, the Board as a whole, or any committee of the Board. The Corporation is currently in the process of developing formal mechanisms to assess the performance and effectiveness of the members of the Board, the Board as a whole, or any committee of the Board.

PERFORMANCE GRAPH

The Corporation’s common stock has been traded on the TSX Venture Exchange in Canada since May 2004 under the trading symbol “GTH”. Subsequently, the Corporation’s shares were available for trading on the Over-the-Counter Bulletin Board effective June 2005 under the trading symbol “UGTH”. The following graph was prepared to provide a comparative analysis of the Corporation’s common stock price (GTH) as compared to the Standard and Poor’s 500 index in the United States and the Standard and Poor’s TSX Composite index in Canada. For comparison purposes, the prices (indices) were adjusted assuming a $100 investment in each effective May 31, 2004.

PARTICULARS OF MATTERS TO BE ACTED UPON

Matters submitted to the shareholders for their vote will be approved upon receipt of a 50% or more affirmative vote (“for” the resolutions) by shareholders in attendance at the Meeting or through the proxy voting procedure.

A.        Election of Directors

Management is nominating five (5) individuals to stand for election, although the names of further nominees for directors may come from the floor at the Meeting. Each director serves for a one-year term, or until their successors are elected, or until their earlier resignation or removal.

The following table sets out the names of the persons nominated by management for election as directors, the positions and offices which they presently hold with the Corporation, their respective principal occupations or employments during the past five years if such nominee is not presently an elected director and the number of shares of the Corporation which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name and Residence of Proposed Directors and Present Offices Held	Date Elected or Appointed	Principal Occupation	Number of Shares[1]
Daniel J. Kunz 3, [4] Boise, ID, USA CEO, President and Director	Director since March 10, 2000	CEO of the Corporation since January 12, 2004 and President of the Corporation since January 28, 2004; CEO and President of Jinshan Gold Mines Ltd. from April 2003 to March 2004; Executive, CEO and President of Ivanhoe Mines Ltd. from October 1997 to March 2003.	2,541,026
Paul A. Larkin [2,3,4] Vancouver, BC, Canada Director	Director since March 10, 2000	President of New Dawn Holdings Ltd. since 1983, an administrative and financial services company; CFO of Kenai Resources Ltd; President of Invicta Oil & Gas Ltd; and President of Tyner Resources Ltd. since August 2000.	671,182
Douglas J. Glaspey [2] Boise, ID, USA Chief Operating Officer and Director	Director since March 10, 2000	Chief Operating Officer of U.S. Geothermal Inc. since January 2004; President, U.S. Cobalt Inc. March 2000 to January 2004; Metallurgical Engineer and Project Manager with Twin Gold Corporation from January 1998 to January 2004; Manager Special Projects, Quest International Resources Corporation, August 1996 to December 1997.	575,638
John H. Walker [2,3,4] Oakville, ON, Canada Director and Chairman of the Board	Director since January 12, 2004	Chief Executive Officer, Mihaly International Canada Limited since 1987; Falconbridge Limited, Senior Advisor from September 2000 to April 2002; Loewen, Ondaatje, McCutcheon, Managing director from November 1996 to August 2000.	67,334
Leland R. Mink Worley, ID, USA Director	Director since November 29, 2006	Program Director, Geothermal Technologies Program, U.S. Department of Energy (DOE) from February 2003 to October 2006; Vice President of Exploration, U.S. Geothermal Inc. from July 2002 to January 2003; Director, Idaho Water Resources Research Institute, from September 1990 to June 2002.	0

1.	Information as to voting shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually.
2.	Member of the Audit Committee of the Corporation.
3.	Member of the Compensation and Benefits Committee of the Corporation.
4.	Member of the Executive Committee of the Corporation.

B.        Appointment of Auditor

The persons named in the enclosed Instrument of Proxy will vote for the appointment of Williams & Webster, P.S., of 601 W. Riverside, Suite 1940, Spokane, WA 99201, as auditor of the Corporation for the ensuing year, until the close of the next annual general meeting of the members, at a remuneration to be fixed by the Audit Committee. Williams and Webster, P.S. was appointed auditor for the Corporation effective July 15, 2005.

C.        Proposal 1: Authorization of Blank Check Preferred Stock

Under the Corporation’s existing Bylaws and Certificate of Incorporation, the Corporation does not have the authority to issue preferred stock. If the shareholders approve Proposal 1 to amend the Corporation’s Certificate of Incorporation and Bylaws, the Corporation will be authorized to issue up to 100,000,000 shares of blank check preferred stock, $0.01 par value per share (the “Preferred Stock Amendment”). Pursuant to the Preferred Stock Amendment, the Board will be authorized to define the rights, powers, designations, preferences and qualifications of the preferred stock — a structure that is commonly referred to as “blank check” preferred stock. The full text of the proposed Preferred Stock Amendment is attached to this Information Circular as APPENDIX A.

Purpose of Amendment and Possible Effects

The Board believes that amending its Certificate of Incorporation and Bylaws to authorize the issuance of blank check preferred stock will provide the Corporation with increased flexibility in raising future capital. The creation of blank check preferred stock would permit the Board to negotiate with potential investors regarding the rights and preferences of a series of equity securities. In addition, the Board would not be required to seek shareholder approval for the creation of a series of preferred stock and, therefore, would be able to proceed expeditiously with a future plan of financing involving preferred stock. Although the Board is recommending that shareholders vote for Proposal 1 in part to increase flexibility for future financings, the Corporation currently has no plan in place to utilize preferred stock in connection with any future financings.

The Board might utilize undesignated preferred stock as a method of discouraging, delaying or preventing a change in control of the Corporation. For example, the Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of our common stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to the shareholders. This could include discouraging bids even if such bids represent a premium over the then existing trading price and thereby prevent shareholders from receiving the maximum value for their shares.

The availability of undesignated preferred stock may have certain negative effects on the rights of the holders of the Corporation’s common stock. The actual effect of the issuance of any shares of blank check preferred stock upon the rights of holders of common stock cannot be stated until the Board determines the specific rights of the holders of such blank check preferred stock. The Preferred Stock Amendment will permit the Board, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which are superior to and could adversely affect the voting power or other rights of the holders of the Corporation’s common stock. Specifically, the Corporation will be in a position to issue securities which would grant to the holders thereof, preferences or priorities over the holders of common stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of common stock receiving less in the event of a liquidation, dissolution or other winding up of the Corporation, reduce the amount of funds, if any, available for dividends on common stock, and dilute the voting power of the holders of common stock.

Effective Date; Vote Required; Board Recommendation

A vote for approval of Proposal 1 requires the affirmative vote of holders of a majority of the outstanding shares of common stock. If the amendment is approved by our shareholders, it will become effective upon filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of the State of Delaware. Notwithstanding authorization of Proposal 1 by the shareholders of the Corporation, at any time prior to the effectiveness of the filing of the amendment with the Secretary of the State of Delaware, the Board may elect to abandon such proposed amendment without further action by the shareholders.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE
STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED PREFERRED STOCK
AMENDMENT

OTHER MATTERS

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on the SEDAR website at www.sedar.com and on the SEC website at www.sec.gov. Financial information relating to U.S. GEOTHERMAL INC. is provided in the Corporation’s comparative financial statements and MD&A for the fiscal year ended March 31, 2007. Shareholders may contact the Corporation to request copies of the financial statements and MD&A by: (i) mail to 1509 Tyrell Lane, Suite B, Boise, ID 83706; or (ii) fax to (208) 424-1030. The financial statements and MD&A can also be found on the Corporation’s website at www.usgeothermal.com.

APPROVAL

The content and sending of this Information Circular has been approved by the Corporation’s Board. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED at Boise, Idaho, this 22nd day of August 2007.

BY ORDER OF THE BOARD

“Daniel J. Kunz”
President

APPENDIX A

Amendment to Certificate of Incorporation

              If shareholders approve Proposal No. 1 in the attached proxy statement, the following shall replace in its entirety Article VII of the Certificate of Incorporation of the Corporation. Notwithstanding authorization of Proposal 1 by the shareholders of the Corporation, at any time prior to the effectiveness of the filing of the amendment with the Secretary of the State of Delaware, the Board may elect to abandon such proposed amendment without further action by the shareholders.

The total number of shares that the Corporation is authorized to issue is 200,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. The Board of Directors is hereby expressly granted the authority to issue the preferred stock from time to time in one or more classes or series and by resolution or resolutions to establish the number of shares to be included in each such class or series and to fix the voting powers (which may be full, limited or not voting powers), designations, powers, preferences and rights of each such class or series and the qualifications, limitations and restrictions thereof.